Exhibit 99.1

         July 14, 2011

Contact:                      John A.B. “Andy” Davies
     President and Chief Executive Officer
     (757) 217-3601

HAMPTON ROADS BANKSHARES ANNOUNCES RESIGNATION OF
RONALD A.  DAY AS PRESIDENT OF BANK OF HAMPTON ROADS

Norfolk, Virginia, July 14, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads (the “Bank”) and Shore Bank, today announced that Ronald A. Day has resigned as President of the Bank and John A.B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, assumed the additional title of President of the Bank.  The combination of these roles, together with selective branch consolidations, branch sales and other recently announced actions, is part of the Company’s comprehensive plan to return to profitability.

Davies commented, “Ron made many valuable contributions, both in a key consultative role during the Company’s successful recapitalization and as President of the Bank, where he created an organizational structure for all sales, service and operational areas that will continue to drive efficiency and growth into the future.

Davies added, “It has been a distinct privilege working with Ron and he will be missed.  Thanks to his efforts and those of our entire team, we have made significant progress on the Company’s plan to return to profitability.  The combination of these roles is a logical next step in the implementation of that plan.”

Day said, “It has been a pleasure to work with the talented group of banking professionals at Hampton Roads Bankshares.  I offer my best wishes to the Company’s employees and shareholders.”

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements concerning the company's actions and plans aimed at promoting efficiency and growth and returning to profitability.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, those factors addressed in the Company’s most recent prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on June 15, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates forty-six banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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